Page 7 of 13 pages
                                   EXHIBIT B




                                    AGREEMENT


     THIS AGREEMENT, dated as of July 31, 1996, is between SFX BROADCASTING, INC., a Delaware corporation ("SFX"), and J. Morton Davis and D.H. Blair Investment Banking Corp. (collectively, the "Stockholders").

     WHEREAS, concurrently herewith, SFX, SFX Merger Company, a Delaware corporation and a wholly-owned subsidiary of SFX ("Acquiror Sub"), and Multi-Market Radio, Inc., a Delaware corporation (the "Company"), are entering into an amendment to the Amended and Restated Agreement and Plan of Merger (as amended, the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

                  WHEREAS, excluding 141,496 Class A Warrants, 141,496 Class B Warrants and 10,448 Unit Purchase Options the Stockholders are collectively the record and beneficial owners on the date hereof of 312,706 shares (the "Shares") of Class A Common Stock, $.01 of par value, of the Company (the "Common Stock");

                  WHEREAS, approval of the merger agreement and the merger by the company's stockholders is a condition to the consummation of the merger; and

                  WHEREAS, as a condition to its entering into the amendment to the Merger Agreement, SFX has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

                  NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  Section 1. Voting  Agreement.  From the date of this Agreement until the earliest of (i) the effective date of the Merger, (ii) the termination of the Merger Agreement or (iii) June 30, 1997: Subject to the representations of the Company, the Stockholders hereby agree that at any meeting of the stockholders of the Company, however called, and any action by consent of the stockholders of the Company, the Stockholders shall vote the Shares, and any other voting securities of the Company, whether issued heretofore or hereafter, which are held of record or beneficially by the Stockholders, on the applicable record date, but which shall not include any shares of Common Stock held in discretionary brokerage accounts of clients of the Stockholders in favor of (1) adoption and approval of an amendment to the Company's Restated Certificate of Incorporation, and (2) the Merger and the Merger Agreement, as such Merger Agreement may be amended from time to time in accordance with Section 4(b) hereof; provided that the Stockholders' obligation to vote the Shares is conditioned on there being no tender offer or other proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between the Company and any person or entity or any other action or agreement that is intended, or could reasonably be expected, to provide a higher value for the Shares than that provided by the Merger Agreement.

                  Section 2. Securities Act Covenants and Representations. Subject to SFX's obligations under Section 3(a), the Stockholders hereby agree and represents to SFX as follows:

[NYCORP] 26436.5
                                   -1-

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                                                       Page 8 of 13 pages


                  (a) The Stockholders have been advised that the offer, sale and delivery of the SFX Common Stock to the Stockholders pursuant to the Merger may not be registered under the Securities Act, despite SFX's obligations to use best efforts to effect such registration. The Stockholders have been advised that if the offer, sale and delivery of the SFX Common Stock to the Stockholders pursuant to the Merger has not been registered under the Securities Act, then such shares (the "Merger Shares") may not be offered, sold, pledged, hypothecated or otherwise transferred unless subsequently registered under the Securities Act or an exemption from such registration is available. The Stockholders have also been advised that even if the sale and delivery to the stockholder of the Merger Shares is registered under the Securities Act, to the extent the Stockholders are considered an "affiliate" of the Company at the time the Merger Agreement is submitted for a vote of the stockholders of the Company, any public offering or sale by the Stockholders of the Merger Shares will, under current law, require either (i) the further registration under the Securities Act of the Merger Shares, which SFX is obligated under Section 3(a) to use best efforts to effect, (ii) compliance with Rule 145 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act or (iii) the availability of another exemption from such registration under the Securities Act.

                  (b) The  Stockholders  have read this Agreement and the Merger
         Agreement and have discussed their requirements and other applicable limitations upon their ability to sell, transfer or otherwise dispose of the Merger Shares, to the extent the Stockholders believed necessary, with their counsel.

                  Section 3. Registration of Merger Shares. (a) SFX shall, as soon as practicable but no later than the date of filing its final amendment to its Registration Statement on Form S-4 relating to the Merger, file with the Commission a registration statement under the Securities Act covering the sale of the Merger Shares, and shall use best efforts on or before the Effective Time to effect the registration under the Securities Act, on an appropriate form, of the resale of the Merger Shares by the Stockholders. SFX shall keep such registration continuously effective until such time as the Merger Shares have been disposed of by the Stockholders but in no event for a period longer than the period ending the date on which the Merger Shares are eligible for sale under Rule 144 (including but not limited to Rule 144(k)) during any one three month period. For purposes of this Section 3, "Registration Statement" means the registration statement covering the Merger Shares filed pursuant hereto, including, to the extent applicable, the prospectus (the "Prospectus") included in any such registration statement, all amendments and supplements to any such registration statement (including post-effective amendments), all exhibits to any such registration statement and all material incorporated by reference in any such registration statement. SFX shall assume the obligations of the Company under that certain Unit Purchase Option dated March 30, 1994, and, if requested, shall include the shares of Common Stock issuable under the exercise of the Unit Purchase Option in the Registration Statement upon the terms and conditions set forth therein.

                  (b) In connection with SFX's registration obligations pursuant to Section 3(a) and, except as provided in Section 3(b)(i), SFX shall keep continuously effective the Registration Statement for the period of time provided in Section 3(a), to permit the sale of the Merger Shares pursuant to the Registration Statement, and shall:

                           (i) notify the Stockholders, as promptly as practicable (A) when a new Registration Statement, Prospectus or supplement thereto or post-effective amendment has been filed, and, with respect to a new Registration Statement or post-effective amendment when it has become effective, (B) of any request by the Commission for amendments or

[NYCORP] 26436.5
                                                        -2-

                                                       Page 9 of 13 pages

                  supplements to any Registration Statement or Prospectus or for additional information, (C) of the issuance by the Commission of any comments with respect to any filing and of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by SFX of any notification with respect to the suspension of the qualification of the Merger Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event that makes any statement made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or that requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading, and
                  (F) of SFX's determination that a post-effective amendment to a Registration Statement would be appropriate; and

                           (ii)  use  best   efforts  to  (A)  take  all  action
                  necessary or advisable to effect such registration in the manner contemplated by this Agreement, including but not limited to furnishing copies of the Prospectus as the Stockholders shall request, and registering the Merger Shares for sale under the securities or "blue sky" laws of such jurisdictions as the Stockholders may designate, and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided that SFX shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent or service of process in any jurisdiction in any action other than one arising out of the sale of the Merger Shares, (B) as promptly as practicable, prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration
                  Statement  as  may  be  necessary  to  keep  the  Registration
                  Statement effective at all times until such date as is provided above, and, during such period, comply with the provisions of the Securities Act applicable to SFX with respect to the disposition of all Merger Shares of the Company covered by the Registration Statement; (C) cause all the Merger Shares covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by SFX are then listed, or secure designation of all the Merger Shares on the Nasdaq National Market or for trading in The Nasdaq SmallCap Market (whichever is at the time the principal trading market for the Common stock); and (D) take all other reasonable actions necessary to expedite and facilitate disposition by the Stockholders of the Merger Shares pursuant to the Registration Statement.

                  (c) The Stockholders shall furnish to SFX such information regarding the Stockholders and the plan of distribution of the Merger Shares as SFX may from time to time reasonably request.

                  (d) The Stockholders agree that upon receipt of any notice from SFX of the happening of any event of the kind described in Sections 3(b)(i)(B), 3(b)(i)(C), 3(b)(i)(D), 3(b)(i)(E) or 3(b)(i)(F), they shall forthwith discontinue disposition of the Merger Shares pursuant to the Prospectus until (A) they are advised in writing by SFX that a new Registration Statement covering the offer of the Merger Shares has become effective under the Securities Act or (B) they receive copies of a supplemented or amended Prospectus, or (C) until they are advised in writing by SFX that the use of the Prospectus may be resumed. SFX shall promptly take all such action as may be necessary or appropriate, including, without limitation, the filing of a new Registration Statement or an amendment to the then current Registration Statement

[NYCORP] 26436.5
                                                        -3-

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                                                       Page 10 of 13 pages

and/or the filing of an amended Prospectus, to limit the duration of any discontinuance with respect to the disposition of the Merger Shares pursuant to this Section 3(d).

                  (e)  All  expenses   incident  to  SFX's   performance  of  or
compliance with this Agreement and Stockholders' execution of this Agreement, including without limitation all registration and filing fees, fees and expenses for compliance with securities or blue sky laws (including fees and disbursements of SFX's counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Merger Shares), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of counsel (including counsel to the Stockholders) and SFX's independent certified public accountants, fees and expenses of any special experts retained by SFX in connection with any registration hereunder, and fees and expenses of other persons retained by SFX, but excluding fees and disbursements of counsel retained by the Stockholders, any fees and expenses of any underwriters and transfer taxes, if any, relating to the Merger Shares, shall be borne by SFX.

                  (f) SFX shall indemnify and hold harmless, to the full extent permitted by law, (i) the Stockholders and the officers, directors and controlling persons of such Stockholders against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses (collectively "Damages") resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except in each case insofar, but only insofar, as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to SFX by a Stockholder expressly for use therein and (ii) the Stockholders against all Damages resulting from either the failure to have the Registration Statement declared effective at or prior to the Effective Time or the inability of the Stockholders to use the Prospectus to sell Merger Shares.

                  (g) The Stockholders with respect only to written information furnished by them to SFX expressly for use in any Registration Statement, any Prospectus, or any amendment or supplement thereto shall indemnify and hold harmless, to the full extent permitted by law, SFX, its officers, directors, employees, representatives and agents, and each Person who controls (within the meaning of the Securities Act) SFX, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in such Registration Statement, any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with such written information; provided that in no event shall either Stockholder be liable for an amount in excess of the sale proceeds received by such Stockholder.

     Section 4. Effectiveness and Termination. (a) It is a condition precedent to the effectiveness of this Agreement that an amendment to the Merger Agreement shall have been executed and delivered. In the event that (i) the Merger Agreement is terminated in accordance with its terms or (ii) the

[NYCORP] 26436.5
                                         -4-

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                                                       Page 11 of 13 pages

consideration to be paid in the Merger to the holders of the Class A Common Stock of the Company is less than $12.00 (or any higher price publicly announced by SFX) in value per share, subject to adjustment as set forth in the Merger Agreement, as calculated pursuant to the Merger Agreement, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

                  (b) An amendment to the Merger Agreement shall be deemed to be made in accordance with this Agreement if (i) approved by the Independent Committee of MMR (ii) a fairness opinion is obtained from Oppenheimer & Co., Inc. and (iii) the consideration to be paid in the Merger to the holders of the Class A Common Stock of the Company is not less than $12.00 (subject to adjustment as set forth in the Merger Agreement) in value per share, as calculated pursuant to the Merger Agreement, and the transaction is structured as a tax-free reorganization.

                  Section 5. Representations and Warranties of SFX. SFX represents and warrants to the Stockholders as follows: Each of this Agreement and the Merger Agreement has been approved by the Board of Directors of SFX, and the Merger Agreement has been approved by the Board of Directors of Acquiror Sub and by SFX as the sole stockholder of Acquiror Sub, in each case representing all necessary corporate action on the part of SFX and Acquiror Sub (no action by the stockholders of SFX being required); except with respect to the Merger Agreement, for the contemplated stockholder approvals described therein. Each of this Agreement and the Merger Agreement has been duly executed and delivered by a duly authorized officer of SFX and, in the case of the Merger Agreement, Acquiror Sub. Each of this Agreement and the Merger Agreement constitutes a valid and binding agreement of SFX and, in the case of the Merger Agreement, Acquiror Sub, enforceable against SFX and, in the case of the Merger Agreement, Acquiror Sub in accordance with its terms.

                  Section 6. Representations and Warranties of the Stockholders. The Stockholders represent and warrant to SFX as follows: This Agreement has been duly executed and delivered by each of the Stockholders and constitutes the valid and binding agreement of the Stockholders, enforceable against the Stockholders in accordance with its terms. The Shares are the only voting securities of the Company owned (beneficially or of record) by the Stockholders, and, except as provided in this Agreement, the Shares are not subject to any voting trust, voting agreement or similar arrangement whatsoever. The Shares are not held in discretionary accounts of clients of the Stockholders. In addition to the Shares, the Stockholders currently own (beneficially or of record) 141,496 Class A Warrants and 141,496 Class B Warrants of MMR and 10,448 Unit Purchase Options. The Stockholders have no present plan or intention to sell, exchange, transfer by gift, or otherwise dispose of the Merger Shares. This Agreement was not solicited by any officer or director of the Company or representative of the Company, acting in such capacity.

                  Section 7. Indemnity. SFX agrees to indemnify and hold harmless Stockholders, and all directors, officers, agents and other persons, if any, who control such Stockholders within the meaning of Section 15 of the Securities Act of 1933, from and against any and all liabilities, damages, costs and expenses (including the fees of one counsel) which may arise or be asserted against or may be incurred by such persons in their capacities as stockholders of the Company, or other persons, if any, who control such stockholders, from any claims, actions or proceedings arising out of this Agreement or any of the transactions contemplated hereby.


[NYCORP] 26436.5
                                              -5-

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                                                       Page 12 of 13 pages

     Section 8. Miscellaneous. (a) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or
terminated   except  by  an  instrument  in  writing   signed  by  SFX  and  the
Stockholders.

                  (b) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise.

                  (c) Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement.

                  (d) Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

                  (e) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (f) Third Party Beneficiaries. Except for those persons for whom indemnification is provided, this Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity which is not a party hereto.

     (g) Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Delaware (without regard to conflict of laws principles).

                  (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together constitute an instrument. Each counterpart may consist of a number of copies each signed by less that all, but together signed by all, the parties hereto.





[NYCORP] 26436.5
                                                        -6-

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                                                       Page 13 of 13 pages


                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                      SFX BROADCASTING, INC.


                                        By: /S/ Richard A. Liese
                                      Name: Richard A. Liese
                                     Title: Vice President



                                   J. MORTON DAVIS

                                     /s/ J. Morton Davis
                               ___________________________________



                              D.H. BLAIR INVESTMENT BANKING CORP.


                                       By:   /s/ Martin A. Bell
                                      Name:  Martin A. Bell
                                     Title:  Vice Chairman




[NYCORP] 26436.5
                                                        -7-